                             NRG GENERATING (U.S.) INC.
                               1998 STOCK OPTION PLAN

                          GRANT OF INCENTIVE STOCK OPTION

DATE OF GRANT: ______________________

     THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by NRG Generating (U.S.) Inc. (the "Company") to _____________________ ("Grantee"), who is an Employee of the Company or a Subsidiary.

     WHEREAS, the Board of Directors of the Company (the "Board") on April 20, 1998 adopted the NRG Generating (U.S.) Inc. 1998 Stock Option Plan (the "Plan") to be effective as of that date, and the shareholders of the Company approved the Plan on May 21, 1998.

     WHEREAS, the Plan provides for the granting of Incentive Stock Options by the Committee to directors, officers and key employees of the Company (excluding officers and directors who are not employees) to purchase shares of the Common Stock of the Company (the "Stock"), in accordance with the terms and provisions thereof; and

     WHEREAS, the Committee considers Grantee to be a person who is eligible for a grant of Incentive Stock Options under the Plan, and has determined that it would be in the best interest of the Company to grant the Incentive Stock Options documented herein.

     NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  GRANT OF OPTION.

    Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to Grantee, as of the Date of Grant, an option to purchase up to __________ shares of Stock at a price of $___________ per share, its Fair Market Value as of the Date of Grant. The shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an Incentive Stock Option under Code Section 422.

2.  INSTALLMENT EXERCISE.

    Subject to such further limitations as are provided herein, the Option shall become exercisable in three (3) installments, Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

    (i) on and after the first anniversary of the Date of Grant up to one-third (ignoring fractional shares) of the total number of Option Shares;

   (ii) on and after the second anniversary of the Date of Grant, up to an additional one-third (ignoring fractional shares) of the total number of Option Shares; and

  (iii) on and after the third anniversary of the Date of Grant, the remaining Option Shares.


Exhibit 10.35.2

3.  TERMINATION OF OPTION.

    (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the "Option Term").

    (b) Upon the occurrence of Grantee's ceasing for any reason to be employed by the Company, the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon the Separation Date, except in a case where the termination of Grantee's employment is by reason of retirement, Disability or death or otherwise as follows. Upon a termination of Grantee's employment by reason of Disability or death, all unexercised portions of the Option shall become immediately exercisable and the Option may be exercised during the period beginning upon such termination and ending one year after such date. [In the event of any other termination, the Option may be exercised within the three-month period following the date of retirement, but only to the extent that the Option was outstanding and exercisable upon the date of such retirement. In no event, however, shall any such period extend beyond the Option Term.]

    (c) In the event of Grantee's death, the Option may be exercised by Grantee's legal representative(s) as and to the extent that the Option would otherwise have been exercisable by Grantee, subject to the provisions of
Section 3(b) hereof.

    (d) A transfer of Grantee's employment between the Company and its Parents or Subsidiaries shall not be deemed to be a termination of Grantee's employment.

    (e) Notwithstanding any other provisions set forth herein or in the Plan, if Grantee shall: (i) commit any act of malfeasance or wrongdoing affecting the Company, its Parents or Subsidiaries, (ii) breach any covenant not to compete, or employment contract, with the Company, its Parents or Subsidiaries, or (iii) engage in conduct that would warrant Grantee's discharge for cause (excluding general dissatisfaction with the performance of Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company, its Parents or Subsidiaries), any unexercised portion of the Option shall immediately terminate and be void.

4.  EXERCISE OF OPTIONS.

    (a) Grantee may exercise the Option with respect to all or any part of the number of Option Shares that are exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and date of exercise thereof, which date shall be at least five (5) days after the signing of such notice unless an earlier time shall have been mutually agreed upon.

    (b) Full payment (in U.S. dollars) by Grantee of the Option Price for Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or as the Company may otherwise permit as further set forth in the Plan. On the exercise date specified in Grantee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


Exhibit 10.35.2                       2

    (c) If Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, Grantee's right to purchase such Option Shares may be terminated by the Company or the exercise of the Option may be ignored, as the Committee in its sole discretion may determine. The date specified in Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.  ADJUSTMENT OF AND CHANGES IN STOCK.

    In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision, or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of shares of capital stock of the Company, the Committee shall appropriately adjust the number and kind of shares of Stock subject to the Option and such option price; provided, however, that no such adjustment shall give Grantee any additional benefits under the Option.

    In the event of any Corporate Transaction or an event giving rise to a Change in Control, the Option shall be fully vested, nonforfeitable and become exercisable as of the date of the Change in Control or Corporate Transaction or as otherwise determined in accordance with Section 5.5(c) of the Plan. However, in the case of a Corporate Transaction, the Committee may determine that the Option will not be so accelerated if and to the extent
(i) such Option is either to be assumed by the successor or parent thereof or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such Option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the same vesting schedule applicable to such Option.

    In the event of a Corporate Transaction described in clauses (i) or (ii) of
Section 5.5(b) of the Plan, the Committee may, upon no less than 60 days notice to the optionee (an "Acceleration Notice") determine that such optionee's Options will terminate as of the effective date of such Corporate Transaction, in which event such Options shall be fully vested, nonforfeitable and become exercisable immediately as of the date of such Acceleration Notice. In the event of a Change in Control or Corporate Transaction described in clauses
(a)(i), (a)(ii) and (b)(iii) of Section 5.5 of the Plan or in the event the Acceleration Notice is not timely given, the Option shall remain exercisable for the remaining term of the Option notwithstanding the provisions of Article V of the Plan, subject to any limitations thereto which may be applicable to Incentive Stock Options. In the event of a Corporate Transaction described in clauses (a)(iii), (b)(i) or (b)(ii) of Section 5.5 of the Plan, which is preceded by a timely Acceleration Notice, the Option shall terminate as of the effective date of the Corporate Transaction described therein. In no event shall the Option be exercised after the expiration of the Option Term.

6.  FAIR MARKET VALUE.

    As used herein, the term "Fair Market Value" shall mean:

    (a) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market, its fair market value shall be the closing selling price for such stock on the principal securities exchange or national market system on which the Common Stock is at the time listed for trading. If there are no sales of Common Stock on that date, then the closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value; or

    (b) If the Common Stock is not traded on an exchange or a national market system, its fair market value shall be determined in good faith by the Committee, possibly based upon, but not limited to, a fair market value concept averaged over the twenty (20) trading days (or five (5) trading days if the Common Stock is traded on the Nasdaq


Exhibit 10.35.2                       3

SmallCap Market or a similar market system) preceding the Date of Grant or other relevant date, and such determination shall be conclusive and binding on all persons.

    In no event shall the Fair Market Value equal less than the par value of the Common Stock.

7.  NO RIGHTS AS SHAREHOLDERS.

    Grantee shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him or her.

8.  NON-TRANSFERABILITY OF OPTION.

    During Grantee's lifetime, this Option shall be exercisable only by Grantee or his or her guardian or legal representative.

9.  EMPLOYMENT NOT AFFECTED.

    The grant of the Option hereunder shall not be construed as conferring on Grantee any right to continued employment, and Grantee's employment may be terminated without regard to the effect which such action might have upon him as a holder of this Option.

10. AMENDMENT OF OPTION.

    The Option may be amended by the Committee at any time (i) if the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law of regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of Grantee.

11. NOTICE.

    Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices and any notice to Grantee shall be addressed to Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

12. INCORPORATION OF PLAN BY REFERENCE.

    The Option is granted pursuant to the Plan, the terms and definitions of which are incorporated herein by reference, and the Option shall in all respects by interpreted in accordance with the Plan.

13. GOVERNING LAW.

    To the extent that federal law shall not be held to have preempted local law, this Option shall be governed by the laws of the State of Delaware. If any provision of the Option shall be held invalid or unenforceable, the remaining provisions hereof shall continue in full force and effect.


Exhibit 10.35.2                       4

    IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant of Incentive Stock Option, and Grantee has placed his or her signature hereon, effective as of the Date of Grant.


                                   NRG GENERATING (U.S.) INC.


                                   By:
                                      ---------------------------------------
                                       Timothy P. Hunstad
                                       Vice President and Chief Financial
                                       Officer


                                   GRANTEE



                                   Signature
                                            ---------------------------------


                                   Name:
                                        -------------------------------------
                                                      (Print)

                                   Address:
                                            ---------------------------------

                                            ---------------------------------

                                            ---------------------------------


Exhibit 10.35.2                       5